Exhibit A
                                License Agreement

WisdomTree Dividend Index
WisdomTree High-Yielding Equity Index
WisdomTree Large Cap Dividend Index
WisdomTree Dividend Top 100 Index
WisdomTree MidCap Dividend Index
WisdomTree SmallCap Dividend Index

WisdomTree Earnings Index
WisdomTree Earnings 500 Index
WisdomTree MidCap Earnings Index
WisdomTree SmallCap Earnings Index
WisdomTree Earnings Top 100 Index
WisdomTree Low P/E Index

WisdomTree DEFA Index
WisdomTree DEFA High-Yielding Equity Index
WisdomTree Europe Dividend Index
WisdomTree Europe High-Yielding Equity Index
WisdomTree Europe SmallCap Dividend Index
WisdomTree Japan Dividend Index
WisdomTree Japan High-Yielding Equity Index
WisdomTree Japan SmallCap Dividend Index
WisdomTree Pacific ex-Japan Dividend Index
WisdomTree Pacific ex-Japan High Yielding Equity Index
WisdomTree International LargeCap Dividend Index
WisdomTree International Dividend Top 100 Index
WisdomTree International MidCap Dividend Index
WisdomTree International SmallCap Dividend index

WisdomTree International Basic Materials Sector Index
WisdomTree International Communications Sector Index
WisdomTree International Consumer Discretionary Sector Index
WisdomTree International Consumer Staples Sector Index
WisdomTree International Energy Sector Index
WisdomTree International Financial Sector Index
WisdomTree International Health Care Sector Index
WisdomTree International Industrial Sector Index
WisdomTree International Technology Sector Index
WisdomTree International Utilities Sector Index
WisdomTree International Real Estate Index
WisdomTree Global High-Yielding Equity Index
WisdomTree Emerging Markets SmallCap Dividend Index
WisdomTree Emerging Markets High-Yielding Equity Index
WisdomTree Emerging Markets Dividend Index
WisdomTree India Earnings Index


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                                    Exhibit A
                                License Agreement

WisdomTree Communications Sector Index
WisdomTree Financial Sector Index
WisdomTree REIT Sector Index
WisdomTree Utilities Sector Index

WisdomTree Emerging Markets Dividend Top 100 Index
WisdomTree Latin America Dividend Index
WisdomTree Asia Emerging Markets Dividend Index
WisdomTree Asia Emerging Markets High-Yielding Equity Index
WisdomTree South Korea Dividend Index
WisdomTree Taiwan Dividend Index
WisdomTree China Dividend Index
WisdomTree India Dividend Index
WisdomTree Malaysia Dividend Index
WisdomTree South Africa Dividend Index

WisdomTree Australia Dividend Index
WisdomTree Canada Dividend Index
WisdomTree France Dividend Index
WisdomTree Germany Dividend Index
WisdomTree Hong Kong Dividend Index
WisdomTree Singapore Dividend Index
WisdomTree Sweden Dividend Index
WisdomTree United Kingdom Dividend Index
WisdomTree United Kingdom High-Yielding Equity Index

WisdomTree LargeCap Growth Index
WisdomTree International LargeCap Growth Index
WisdomTree Middle East Dividend Index
WisdomTree Global Dividend Index
WisdomTree Global SmallCap Dividend Index
WisdomTree Global Equity Income Index

Licensed Marks
WISDOMTREE
DIVIDEND TOP 100
Dividend Stream

As of June 25, 2008


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